SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 K/A
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 30, 1999
                                (Date of report)

                            VIANET TECHNOLOGIES, INC.

    NEVADA                      033-55254-19                      87-0434285
(State of Incorporation) (Commission File Number)              (IRS Employer ID)


                   83 Mercer Street, New York, New York 10012
                    (Address of Principle Executive Offices)

                                 (212) 219-7680
                         (Registrant's Telephone Number)

Vianet Technologies, Inc. (the "Company") initially filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 7, 2000, which is hereby amended by this Form 8-K/A to comply with Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X.

ITEM 2.  Acquisition or Disposition of Assets

On December 30, 1999, Vianet Technologies, Inc. (the "Company") completed a Merger Agreement (the "Merger") under the terms of which the Company acquired all of the outstanding shares of PSI Communications, Inc. ("PSI"). PSI, a designer and manufacturer of fiber optic access equipment, specializes in the application of advanced technologies that help Access and Exchange networks operate and interact efficiently and reliably. Serving the emerging commercial multimedia communications markets, PSI focuses on providing equipment to interface for carrier access and enterprise fiber optic networks with their DLC Mux product. PSI has built a product for the weakest link in the Internet/Intranet link - the last mile, also known as the local loop.

The DLC system has the capability to transport Bellcore and ITU-T standard voice and data interfaces over fiber optic T-1, E-1 and V.35 with plans to add broadband Internet interfaces including ISDN, BRI / PRI, xDSL, IP video and Frame Relay. This combination will result in the first true integrated V5.2 DLC fiber optics multiplexer. This technology solves a long time telco concern: how to reach the consumer market with high bandwidth capabilities, cost effectively.

The Merger provided for PSI shareholders to receive 2,500,000 shares of common stock of the Company in exchange for all the outstanding shares of PSI.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

                  The Company acquired 100% of the outstanding shares of capital stock of PSI Communications, Inc. ("PSI") on December 30, 1999. For financial statement presentation the effective date of the Merger is December 31, 1999. The financial statements of PSI filed herein as Addendum I include:

     (1) Independent Auditors' Report

     (2)  Balance Sheets at December 31, 1999 and December 31, 1998- (Audited)

     (3)  Statements of Operations  and  Accumulated  Deficit for the year ended
December 31, 1999 and for the period from February 18, 1998 (Inception) to December 31, 1998- (Audited)

     (4) Statements of Cash Flows for the year ended December 31, 1999 and for the period from February 18, 1998 (Inception) to December 31, 1998- (Audited)

     (5) Notes to Financial Statements

(b) Pro Forma Financial Information filed herein as Addendum II are as follows:

     (1) Pro Forma Consolidated Balance Sheets (Unaudited) as of December 31, 1999.

     (2) Pro Forma Consolidated Statements (Unaudited) of Operations for the twelve months ended December 31, 1999

(c) Exhibits (Previously filed as an exhibit to the Company's Form 8-K, filed on January 7, 2000).

     (1) Merger Agreement

     (2) Employment contract with John Shaunfield, Jr.

     (3) Employment contract with John Shaunfield, Sr.

     (4) Employment contract with Todd Grassi

     (5) Employment contract with Michael Pearson

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                       Vianet Technologies, INC.
                                                                    (Registrant)

March 14, 2000
                                                          /s/ Vincent Santivasci
                                                              Vincent Santivasci
                                                         Chief Financial Officer

                                   Addendum I

                            PSI COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

                                TABLE OF CONTENTS

                                                                                                                   Page

FINANCIAL STATEMENTS:

   Independent Auditors' Report                                                                               1

   Balance Sheets - December 31, 1999 and 1998                                                                2

   Statements of Operations and Accumulated Deficit - Year Ended
      December 31, 1999 and for the Period February 18, 1998

      (Inception) to December 31, 1998                                                                        3

   Statements of Cash Flows - Year Ended December 31, 1999 and for the Period
      February 18, 1998 (Inception) to December 31, 1998                                                      4

   Notes to Financial Statements                                                                             5-8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
PSI Communications, Inc.

     We have audited the accompanying balance sheets of PSI Communications, Inc. as of December 31, 1999 and 1998, and the related statements of operations and accumulated deficit, and cash flows for the year ended December 31, 1999 and for the period February 18, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSI Communications, Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the year ended December 31, 1999 and for the period February 18, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained significant operating losses and has a significant working capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/ Edward Isaacs & Company LLP


New York, New York
February 26, 2000

                            PSI COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                     ASSETS

                                                                                           1999          1998

Current Assets:

     Cash .........................................................................   $    99,538    $     6,806
     Accounts receivable ..........................................................         6,543           --
                                                                                      -----------    -----------

         Total Current Assets .....................................................       106,081          6,806

     Property and Equipment .......................................................        24,489          2,366
                                                                                      -----------    -----------

                                                                                      $   130,570    $     9,172
                                                                                      ===========    ===========


                                 LIABILITIES AND DEFICIENCY IN SHAREHOLDERS' EQUITY

Current Assets:

     Accounts payable and accrued liabilities .....................................   $   433,296    $   240,550
     Payable to Vianet Technologies, Inc. .........................................       491,970           --
     Loans Payable to Shareholders ................................................        64,326         26,500
                                                                                      -----------    -----------

         Total Current Liabilities ................................................       989,592        267,050
                                                                                      -----------    -----------

Deficiency in Shareholders' Equity:

     Common stock, $0.01 par value, 1,000,000 shares authorized;
         104,200 and 84,200 shares outstanding ....................................         1,042            842
     Additional paid-in capital ...................................................       721,258        111,158
     Accumulated deficit ..........................................................    (1,581,322)      (369,878)
                                                                                      -----------    -----------

         Total Deficiency in Shareholders' Equity .................................      (859,022)      (257,878)
                                                                                      -----------    -----------

                                                                                      $   130,570    $     9,172
                                                                                      ===========    ===========



      See Independent Auditors' Report and notes to financial statements.

                            PSI COMMUNICATIONS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

                                                                           1999           1998
                                                                          -----           ----
Revenue:

     Sales ........................................................   $   547,060    $    40,000
                                                                      -----------    -----------

Costs and Expenses:

     Cost of Sales ................................................       525,292           --
     Research and development .....................................       314,480        218,597
     Selling, general and administrative ..........................       308,432        191,281
     Merger costs .................................................       610,300           --
                                                                      -----------    -----------

                                                                        1,758,504        409,878
                                                                      -----------    -----------

         Net Loss .................................................    (1,211,444)      (369,878)

Accumulated Deficit at beginning ..................................      (369,878)          --
                                                                      -----------    -----------

         Accumulated Deficit at end ...............................   $(1,581,322)   $  (369,878)
                                                                      ===========    ===========






       See Independent Auditors' Report and notes to financial statements

                            PSI COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
                FEBRUARY 18, 1998 (INCEPTION TO DECEMBER 31, 1998

                                                                    1999           1998
                                                                  -------         ------

Operating Activities:

     Net loss ..............................................   $(1,211,444)   $  (369,878)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
         Depreciation and amortization .....................         6,705            753
         Issuance of common stock for services .............       610,300           --
         Increase (decrease) in cash attributable to changes
           in assets and liabilities:
              Accounts receivable ..........................        (6,543)          --
              Accounts payable and accrued liabilities .....       192,746        240,550
                                                               -----------    -----------

         Net Cash Used In Operating Activities .............      (408,236)      (128,575)
                                                               -----------    -----------

Cash Used in Investing Activities:

     Capital expenditures ..................................       (28,828)        (3,119)
                                                               -----------    -----------

Financing Activities:

     Loans from Vianet Technologies, Inc. ..................       491,970           --
     Capital contributed ...................................          --          112,000
     Loans from shareholders ...............................        37,826         26,500
                                                               -----------    -----------

         Net Cash Provided By Financing Activities .........       529,796        138,500
                                                               -----------    -----------

         Net Increase In Cash ..............................        92,732          6,806

Cash at beginning ..........................................         6,806           --
                                                               -----------    -----------

         Cash at end .......................................   $    99,538    $     6,806
                                                               ===========    ===========






      See Independent Auditors' Report and notes to financial statements.

                            PSI COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD

               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

1.       Organization and Business

               PSI Communications, Inc. ("PSI") was incorporated in the State of Delaware, U.S. on April 29, 1999. Effective as of May 20, 1999, pursuant to an Assignment, Contribution and Assumption Agreement, PSI issued 84,200 shares of common stock to the limited partners (assignors) of GNS, Ltd., a Texas limited partnership (the Partnership, GNS) for the assignors' collective 99.9% interest in the Partnership. The Partnership was formed February 18, 1998 to develop and market fiber optic network access equipment for multimedia communications and telecommunications markets.

               The accompanying financial statements include all transactions for GNS since its inception as predecessor to PSI (collectively the "Company").

2.       Going Concern

               The Company has sustained significant operating losses and has a significant working capital deficiency. Additionally, the Company will continued to incur operating losses and negative cash flows for the forseeable future until it completes development of its technologies and can generate significant revenues. Effective December 31, 1999, the Company merged into Vianet Technologies, Inc. ("Vianet") (see Note
          4). The Company is dependent on Vianet's ability to obtain additional sources of financing to fund its working capital requirements. There is no assurance that Vianet will be able to continue to obtain adequate funding on acceptable terms and there is no assurance that once obtained such additional funding will result in the Company's profitable operations.

3.       Significant Accounting Policies

         Property and Equipment:

               Property and equipment are stated at cost and depreciated over their estimated useful lives, which range from two to seven years. Long-lived assets are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

         Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include management's determination of cost of services performed. Actual results could differ from those estimates.

                            PSI COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

3.       Significant Accounting Policies (Continued)

         Income Taxes:

               The Company accounts for income taxes under the asset and liability method as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               Prior to May 20, 1999, there was no provision for income taxes in the accompanying financial statements since such taxes, if any, were the responsibility of the individual partners of GNS.

         Research and Development:

         Research and development costs are expensed as incurred.

4.       Acquisition by Vianet Technologies, Inc.

               On July 26, 1999, the Company entered into an option agreement to sell 100% of the Company's shares to Vianet Technologies, Inc. ("Vianet"), in exchange for common shares of Vianet. As part of the agreement, the Company received advances from Vianet aggregating $491,970. Effective as of December 31, 1999, pursuant to the Agreement and Plan of Merger, Vianet Access, Inc. ("Access") a wholly-owned subsidiary of Vianet, effected a tax-free reverse subsidiary merger of Access into PSI, which resulted in Vianet owning all of the issued and outstanding shares of PSI and the shareholders of PSI receiving 2,500,000 shares of Vianet in exchange for their PSI shares. In addition, $300,000 was paid to PSI shareholders in proportion to the shareholder loans and other consideration owed to such shareholders. The Agreement also provides for certain post closing adjustments. In connection with the merger, PSI incurred a finders fee and issued 20,000 shares of common stock as consideration less a finder's fee. The fair value of the shares (based upon Vianet's share price) has been charged to operations.

5.       Property and Equipment

         Property and equipment consists of:

                                                                         1999                1998
                                                                  --------------      ---------------

               Furniture and equipment                            $     31,947        $       3,119
               Less: Accumulated depreciation                            7,458                  753
                                                                  --------------      ---------------

                                                                  $     24,489        $       2,366
                                                                  ============        =============

                            PSI COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

6.       Accounts Payable and Accrued Liabilities

         Accounts payable and accrued liabilities consists of:

                                                                       1999                1998
                                                                  --------------     ----------------

               Accrued compensation                                $   407,780         $   236,530
               Accrued taxes other than on income                       20,319               2,811
               Other accruals                                            5,197               1,209
                                                                   --------------      --------------

                                                                   $   433,296         $   240,550
                                                                   ===========         ==============

7.       Loans Payable to Shareholders

         The loans payable to shareholders are noninterest bearing and have no specified repayment terms.

8.       Income Taxes

         The tax effects of the temporary differences that give rise to significant portions of deferred tax assets at December 31, 1999 are as follows:

         Deferred Tax Assets:

           Federal net operating loss carryforward                        $  154,000
           Accounts payable and accrued liabilities                          163,000
           Depreciation                                                        2,000
           Merger Costs                                                      244,000
                                                                          -------------
                                                                             563,000

           Less: Valuation allowance                                        (563,000)
                                                                          -------------


           Deferred Tax Asset                                             $     -
                                                                          =============

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. The valuation allowance was recorded due to the uncertainty in the realization of the net operating loss carryforward and other deferred tax assets.

         There was no provision for income taxes for the year ended December 31, 1999 due to the offset of the valuation allowance against the related tax benefit for Federal income tax purposes. PSI has an unused net operating loss carryforward of approximately $385,000 expiring in 2019. The availability of the net operating loss carryforward to offset income in future years, if any, is limited by Internal Revenue Code
         Section 382 as a result of the change in ownership.

                            PSI COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 1999 AND FOR THE PERIOD
               FEBRUARY 18, 1998 (INCEPTION) TO DECEMBER 31, 1998

9.       Related Party Transactions

         Compensation Payable:

               Accounts payable and accrued liabilities at December 31, 1999 and 1998 include $407,780 and $236,500 of compensation payable to four shareholders of the Company.

         Sales to Customers:

               All sales in 1999 and 1998 were to entities affiliated with one of Company's principal shareholders.

10.     Commitments and Contingencies

        Leases:

               The Company leases office space under an operating lease extending to December 2000. The lease provides for payment by the Company of other expenses. Minimum rental payments under the noncancellable lease are $52,100.

               Rent   expense  for  1999  and  1998  was  $22,000  and  $11,200, respectively.

                                   Addendum II

     On December 30, 1999, the Company acquired all of the outstanding capital stock of PSI Communications, Inc. ("PSI") for approximately $4.4 million including acquisition costs. The Merger was accounted for as a purchase. For financial reporting purposes, the effective date of the Merger is December 31, 1999. A significant portion of the purchase price was identified in an appraisal as intangible assets, including approximately $2.3 million of acquired in-process research and development. The in-process research and development was calculated taking in consideration the expected future revenues over the life of the technology acquired, the estimated selling and other costs to market the products and a net present value discount rate determined to be appropriate to the associated risks of the business.

     The following pro forma financial statements have been prepared as if the acquisition of PSI Communications, Inc. and Subsidiaries by the Company had occurred on the first day of the periods presented in the pro forma statements of operations and as of December 31, 1999 in the pro forma balance sheet. The pro forma financial information is based on the historical financial statements of the Company and gives effect to the combination under the purchase method of accounting. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and should not be considered to be a representation of actual results that would have occurred if the transaction had occurred on the dates indicated.

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
PRO FORMA -CONSOLIDATED BALANCE SHEET
December 31, 1999
UNAUDITED

                                                      (1)                     (2)
                                                                                   Proforma
Current Assets:                                    VIANET                        Adjustments
                                                (Historical)  PSI(Historical) PSI Acquisition       Proforma

Cash and cash equivalents .................   $    115,101    $     99,538    $       --         $    214,639
Accounts receivable, net of allowances ....         88,486           6,543            --               95,029
Prepaid and other current assets ..........         57,338            --              --               57,338
                                              ------------    ------------    ------------       ------------
Total Current Assets ......................        260,925         106,081            --              367,006
                                              ------------    ------------    ------------       ------------
Property and Equipment ....................        259,185          24,489            --              283,674
                                              ------------    ------------    ------------       ------------
Other Assets
Loans PSI Communications ..................        491,970            --          (491,970)(4)           --
Receivable from Develcon ..................      1,624,828            --              --            1,624,828
Intangible assets from business acquisition      4,900,365            --         2,061,685(5)       6,962,050
Technology license ........................        874,047            --              --              874,047
Other .....................................        136,415            --              --              136,415
                                              ------------    ------------    ------------       ------------
Total Other Assets ........................      8,027,625            --         1,569,715          9,597,340
                                              ------------    ------------    ------------       ------------
                                              $  8,547,735    $    130,570    $  1,569,715       $ 10,248,020
                                              ============    ============    ============       ============
Current Liabilities:
Notes payable .............................   $     27,799    $       --      $       --         $     27,799
Payable to Vianet Technologies, Inc. ......           --           491,970        (491,970)(4)            --
Accounts payable and accruals .............      2,386,138         433,296         338,125(7)       3,157,559
Demand loans payable-related parties ......      2,998,970          64,326            --            3,063,296
                                              ------------    ------------    ------------       ------------
Total Current Liabilities .................      5,412,907         989,592        (153,845)         6,248,654
                                              ------------    ------------    ------------       ------------
Convertible Debentures (noncurrent) .......      1,125,000            --              --            1,125,000
                                              ------------    ------------    ------------       ------------
Long-Term Debt ............................         50,000            --              --               50,000
                                              ------------    ------------    ------------       ------------
Shareholders' Equity (Deficit)

Common shares .............................         12,178           1,042           1,458(3)&(8)      14,678
Subscription receivable ...................           (500)           --              --                 (500)
Additional paid-in capital ................     21,887,359         721,258       2,454,689(3)&(8)  25,063,306
Accumulated deficit .......................    (19,939,209)     (1,581,322)       (732,587)(6)    (22,253,118)
                                              ------------    ------------    ------------       ------------
Total Shareholders' Equity (Deficit) ......      1,959,828        (859,022)      1,723,560          2,824,366
                                              ------------    ------------    ------------       ------------
                                              $  8,547,735    $    130,570    $  1,569,715       $ 10,248,020
                                              ============    ============    ============       ============


              NOTES TO PRO FORMA -CONSOLIDATED BALANCE SHEET

     (1) December 31, 1999 Historical Consolidated Balance Sheet for Vianet Technologies, Inc. includes the acquisition of Vianet Labs (Infinop) as well as the acquisition and subsequent disposal of Develcon Electronics Ltd.

     (2) Audited December 31, 1999 Historical Consolidated Balance Sheet for PSI Communications, Inc.

     (3) Shares of common stock issued as part of merger consideration.

     (4) Elimination of intercompany balances.

     (5)   Additional   Goodwill  as  a  result  of  the   acquisition   of  PSI
Communications, Inc and Subsidiary. Includes $40,000 in estimated audit fees and $22,500 in legal fees associated with the acquisition.

     (6) Net adjustment to Accumulated Deficit resulting from the pro forma effect of the acquisition of PSI including a one-time non-recurring transaction attributing $2,305,595 to in-process research and development.

     (7) $40,000 in estimated audit fees, $22,500 in legal fees, in addition to an accrual for shares valued at $275,625 to be issued for services associated with the acquisition.

     (8) Adjustment of common stock for $1,042, APIC for $721,258.

Note: Allocation of Purchase Price

     The following table outlines the allocation of Purchase Price for the acquistion of PSI.

Tangible Assets                        $   131,000
Intangible Assets (goodwill)             2,062,000
In-Process Research and Development      2,306,000
                                       ------------
        Subtotal                         4,499,000

Liabilities Assumed                       (990,000)
                                       ------------
                                         3,509,000

VIANET TECHNOLOGIES, INC. AND SUBSIDIARY (VIANET)
Pro Forma Consolidated Statement of Operations
Period from January 1, 1999 to December 31,1999
Unaudited

                                      (1)          (2)         Pro Forma                      (3)         Pro Forma
                                    VIANET      Pro Forma     Adjustments  Pro Forma          PSI        Adjustments   Pro Forma
                                 (Historical)   Infinop         Infinop                   (Historical)       PSI     as adjusted
                                                Jan. 1 -
                                                Oct. 12      Acquisition                    AUDITED      Acquisition

Revenue:

    Net sales and services      $   46,862    $ 721,322      $   -         $   768,184  $    547,060    $     -      $ 1,315,244
    Interest and other income      110,390         -             -             110,390          -             -          110,390
                                ----------    ---------      -----------   -----------  ------------    ------------ -----------
                                   157,252      721,322          -             878,574       547,060          -        1,425,634
                                ----------    ---------      -----------   -----------  ------------    ------------ -----------

Costs and Expenses:
    Cost of sales and services      21,604      309,079          -             330,683       525,292          -          855,975
    Research and development       314,014      712,225          -           1,026,239       314,480          -        1,340,719
    Selling, general and
     administrative              7,046,268      541,030       1,633,455(4)   9,220,753       308,432       687,228(5) 10,216,413(4)
                                                                                                                                (5)
         Merger costs                    -         -             -                  -        610,300          -          610,300
                                ----------    ---------      -----------   -----------  ------------    ------------ -----------
                                 7,381,886    1,562,334       1,633,455     10,577,675     1,758,504       687,228    13,023,407
                                ----------    ---------      -----------   -----------  ------------    ------------ -----------
Net Loss                       $(7,224,634)  $ (841,012)    $(1,633,455)  $ (9,699,101) $ (1,211,444)   $ (687,228) $(11,597,773)
                               ============  ===========    ============  ============= =============   =========== =============

Loss per share - basic
  and diluted                  $     (0.81)                                                                           $ (0.92)


Weighted average
 number of shares
 outstanding                      8,912,939                                                                             12,608,127
                               ============                                                                           ============


       Notes to Pro Forma Consolidated Statement of Operations

     (1) Consolidated Statement of Operations for Vianet Technologies, Inc. includes the acquisition of Vianet Labs (Infinop) on October 12, 1999.

     (2)  Unaudited   Consolidated  Statement  of  Operations  for  Vianet  Labs
(Infinop) from January 1, 1999 to October 12, 1999.

     (3) PSI Communications, Inc. a (PSI) historical (audited)

     (4) Amortization of goodwill as a result of acquiring Infinop (3 year amortization period) $1,633,455.

     (5) Amortization of goodwill as a result of acquiring PSI (3 year amortization period) $687,228.